EXHIBIT 99.1

GLOBAL MOBILETECH ANNOUNCES TICKER SYMBOL CHANGE TO “GLMB”

SPOKANE, WA, June 1, 2010  --(BUSINESS WIRE)-- Global MobileTech, Inc. (OTCBB: GLMB), a mobile VoIP calls and advertising enabler, today announced the Company’s ticker symbol has changed from “TRVX” to “GLMB” effective at the opening of the market today, June 1, 2010.  The new ticker symbol is in conjunction with the recent name change from Trevenex Resources, Inc. to Global MobileTech, Inc.

About Global MobileTech, Inc.

Global MobileTEch, Inc. (“GLMB”) is a mobile VoiP calls and mobile advertising enabler.  The Company offers solutions from multimedia content creation and production; to the dissemination of advertisements and rich interactive multimedia content; and micro-blogging on mobile phones.  The Company has used its core skills in multimedia content design and production, information technology and mobile VoIP services to build a carrier and mobile handset neutral Advertising (“Ad”) Server that has paved the way for GLMB to (i) enter the lucrative mobile advertising market globally; (ii) launch MobiCAST, a free access Mobile-Web Social Networking and micro-blogging service that enables users to exchange text messages, photos, breaking news, gossips and videos from any mobile phone; and (iii) offer a unique mobile VoIP service that enables mobile communication devices to communicate with each other using the Internet.  MobiCAST was launched in two stages over three months beginning November 2009 to a select group of users in China.   For more information, please visit www.globalmobiletech.com.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

Contacts

Global MobileTech, Inc.

Valerie Looi

509-723-1312

e-mail: valerie.looi@globalmobiletech.com

Jerod Edington

818-802-0214

e-mail: globmobtech@gmail.com